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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Genzyme Corporation for its 1999 Employee Stock Purchase Plan of our reports dated February 23, 1999 related to the financial statements and financial statement schedules of Genzyme Corporation, Genzyme General Division, Genzyme Tissue Repair Division and Genzyme Molecular Oncology Division, which appear in Genzyme Corporation's 1998 Annual Report on Form 10-K.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Genzyme Corporation for its 1999 Employee Stock Purchase Plan of our report dated June 9, 1999 related to the financial statements and financial statement schedule of Genzyme Surgical Products Division, which appear in Genzyme Corporation's Current Report on Form 8-K dated June 11, 1999.




                                            /s/  PRICEWATERHOUSECOOPERS LLP





Boston, Massachusetts
June 21, 1999